CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AMG Funds IV of our reports dated December 22, 2023, relating to the financial statements and financial highlights, which appears in AMG Beutel Goodman Core Plus Bond Fund’s, AMG Beutel Goodman International Equity Fund’s, AMG GW&K Small/Mid Cap Growth Fund’s, AMG Montrusco Bolton Large Cap Growth Fund’s, AMG River Road Dividend All Cap Value Fund’s, AMG River Road Focused Absolute Value Fund’s, AMG River Road Mid Cap Value Fund’s, AMG River Road Small-Mid Cap Value Fund’s and AMG River Road Small Cap Value Fund’s Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2024